UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2022
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) of Tyson Foods, Inc. (the “Company”) held virtually on February 10, 2022, three proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on December 22, 2021 (the “2022 Proxy Statement”). At the 2022 Annual Meeting, the Company’s shareholders:
1) elected John H. Tyson, Les R. Baledge, Mike Beebe, Maria Claudia Borras, David J. Bronczek, Mikel A. Durham, Donnie King, Jonathan D. Mariner, Kevin M. McNamara, Cheryl S. Miller, Jeffrey K. Schomburger, Barbara A. Tyson and Noel White to serve as directors until the Company’s next annual meeting of shareholders and until their successors are duly elected and qualified;
2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending October 1, 2022; and
3) did not approve a shareholder proposal requesting a report on sustainable packaging efforts.
Set forth below are the voting results for each matter submitted to a vote (certain numbers in tables may not total due to rounding):
1.Election of directors:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John H Tyson	901,712,037	19,376,628	129,956	23,203,329
Les R. Baledge	868,323,391	52,384,025	511,205	23,203,329
Mike Beebe	874,977,872	45,733,055	507,694	23,203,329
Maria Claudia Borras	913,300,541	7,415,531	502,549	23,203,329
David J. Bronczek	871,572,923	49,123,964	521,734	23,203,329
Mikel A. Durham	903,270,790	17,439,175	508,656	23,203,329
Donnie King	896,177,042	24,534,432	507,147	23,203,329
Jonathan D. Mariner	910,427,325	10,297,379	493,917	23,203,329
Kevin M. McNamara	896,177,042	24,534,432	507,147	23,203,329
Cheryl S. Miller	910,427,325	10,297,379	493,917	23,203,329
Jeffery K. Schomburger	910,697,946	9,982,314	538,361	23,203,329
Barbara A. Tyson	903,089,168	17,980,600	148,853	23,203,329
Noel White	904,306,566	16,736,882	175,173	23,203,329
2.Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending October 1, 2022:

Votes For	941,034,385
Votes Against	3,228,378
Votes Abstained	159,187
3.Shareholder proposal requesting a report on sustainable packaging efforts:

Votes For	125,658,390
Votes Against	794,362,687
Votes Abstained	1,197,544
Broker Non-Votes	23,203,329
Item 8.01. Other Events.
On February 8, 2022, the Company issued a notice under that certain Supplemental Indenture (the "Supplemental Indenture") dated as of June 13, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (the “Trustee”), which supplements that certain Indenture dated June 1, 1995 by and between the Company, as Issuer, and the Trustee (the “Original Indenture”), that pursuant to Section 3.01(b) of the Supplemental Indenture and Section 3.2 of the Original Indenture, the Company has opted to redeem on March 15, 2022 (the “Redemption Date”) all of the Company’s 4.500% Senior Notes due 2022 (the “Notes”) that remain outstanding on the Redemption Date at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the Redemption Date. As of February 8, 2022, the outstanding principal amount of the Notes was $1 billion.
A copy of the notice is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits
(d)Exhibits

Exhibit Number	Description
99.1	Notice of Redemption, dated February 8, 2022
104	Cover Page Interactive Data File formatted in iXBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 14, 2022	By:	/s/ Amy Tu

	Name:	Amy Tu
	Title:	Executive Vice President, Chief Legal Officer and Secretary, Global Governance and Corporate Affairs

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